Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com FLOTEK JP3 VERAX® ANALYZER ENABLES FIELD GAS USAGE AT PROFRAC HOUSTON, August 9, 2022 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK), a leader in technology- driven specialty green chemistry solutions, today announced an agreement in principle to provide 20 of the Company’s JP3 Verax® analyzer units to ProFrac Holdings for a period of five years. “In April we commenced a 10-year chemistry Supply Agreement with ProFrac, which we are ramping up. We served an average of 8 ProFrac frac fleets in the second quarter and expect to grow this rapidly. Today, we add a new facet to our already strong relationship. ProFrac’s adoption of Flotek’s JP3 Verax® analyzers is expected to accelerate diesel’s replacement with natural gas produced in the field in ProFrac’s dual-fuel fleets, thereby simultaneously reducing cost and greenhouse gas emissions while increasing returns to our producer customers and protecting their capital equipment. This is a win/win/win for Flotek, ProFrac, and producers.” said Chairman and CEO John W. Gibson, Jr. He continued, “current use cases show that maximizing natural gas usage in dual fuel fleets can reduce diesel consumption by 50 – 70%. This, in turn, can enable dual fuel operations to adhere to Tier 4 EPA emissions requirements, which represent a reduction of 35% compared to Tier 2. These environmental benefits are further expected to be accompanied by both a rapid pay-back and significant long-term financial returns. We are extremely excited about the future as more customers evaluate this technology.” “ProFrac’s agreement for JP3’s sensors allows reliable and consistent gas quality that protects our people and equipment in highly variable field conditions. We believe JP3’s energy content monitoring can be widely applied across the oil and gas industry,” says Matt Wilks, ProFrac’s Executive Chairman. About Flotek Industries, Inc. Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology- driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com. Forward-Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release. Inquiries, contact: Bernie Colson SVP – Corporate Development & Sustainability E: ir@flotekind.com P: (713) 726-5322 Exhibit 99.3